CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-192180) and Form S-8 (Nos. 333-159469, 333-165448, 333-172470, 333-179742 and 333-186750) and of SolarWinds, Inc. of our report dated February 14, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 14, 2014